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                                                                    Exhibit 23.3



                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 25, 2003, with respect to the financial statements of RE Investments III, LLC, included in the Registration Statement (Amendment No. 4 to Form S-11 No. 333-105017) and related Prospectus of Vestin Fund III, LLC (formerly named RE Investment III, LLC) for the registration of 12,000,000 of its units.



                                                 /s/ Ernst & Young LLP


Phoenix, Arizona
October 20, 2003